EXHIBIT 5

LAW OFFICES OF DAN BRECHER
99 Park Avenue, 16th Floor
New York, New York 10016
Telephone: 212-286-0747
Facsimile: 212-808-4155
e-mail: brecherlaw@compuserve.com

September 8, 2006

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

           Re:   Media Sciences International, Inc.
                    Registration Statement on Form S-8

Ladies and Gentlemen:

        As legal counsel to Media Sciences International, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, for the registration of 150,000 shares of its Common Stock, $0.001 par value, which are issuable pursuant to those certain nonincentive stock option agreements between the Company and Lawrence Anderson and Donald Gunn (the “Option Agreements”).

        As legal counsel to Media Sciences International, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, for the registration of 150,000 shares of its Common Stock, $0.001 par value, which are issuable pursuant to (i) a nonincentive stock option agreement between the Company and Lawrence Anderson, and (ii) a nonincentive stock option agreement between the Company and Donald Gunn, as amended by a separation agreement (collectively, the “Option Agreements”).

        Based on our examination mentioned above, we are of the opinion that the shares of Common Stock which are issuable under the Option Agreements upon the exercise of stock options, will be, when issued and earned or paid for in the manner contemplated by the Option Agreements, legally and validly issued, and fully paid and nonassessable under the laws of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Very truly yours, /s/ Law Offices of Dan Brecher LAW OFFICES OF DAN BRECHER